ASSET PURCHASE AGREEMENT

                                     Between

                                  PROBEX CORP.

                                       And

                         PENNZOIL - QUAKER STATE COMPANY

                          Dated as of September 6, 2000



                                               ASSET PURCHASE AGREEMENT

                                                      ARTICLE I
                                                     DEFINITIONS
         1.1      Defined Terms...................................................................................2
         1.2      Interpretative Matters..........................................................................7

                                                      ARTICLE II
                                          PURCHASE AND SALE OF ASSETS AND
                                          RELATED AGREEMENTS OF THE PARTIES

         2.1      Assets to be Purchased..........................................................................8
         2.2      Assumed Liabilities.............................................................................9
         2.3      Liens and Liabilities Not Assumed...............................................................9
         2.4      Excluded Assets................................................................................10
         2.5      Allocation.....................................................................................10
         2.6      Services Agreements............................................................................10
         2.7      Preferred Hauler Agreement.....................................................................10
         2.8      Corporate Services Agreement...................................................................10

                                                       ARTICLE III
                                                  CLOSING; CONSIDERATION

         3.1      Execution and Delivery of Closing Documents....................................................11
         3.2      Delivery of Purchase Consideration.............................................................11
         3.3      Acquired Accounts Receivable...................................................................11
         3.4      Closing........................................................................................11
         3.5      Further Assurances.............................................................................11

                                                       ARTICLE IV
                                        REPRESENTATIONS AND WARRANTIES OF SELLER

         4.1      Organization and Good Standing.................................................................12
         4.2      Authority and Validity of Agreements...........................................................12
         4.3      Ownership of the Business......................................................................12
         4.4      Outstanding Rights.............................................................................12
         4.5      No Violation...................................................................................13
         4.6      Consents.......................................................................................13
         4.7      Accounts Receivable............................................................................13
         4.8      Absence of Certain Changes or Events...........................................................13
         4.9      Properties; Leases; Other Data.................................................................14
         4.10     Properties; Contracts; Other Data..............................................................15
         4.11     Litigation.....................................................................................15
         4.12     Employees; Labor Relations.....................................................................16
         4.13     Employee Benefit Plans.........................................................................16
         4.14     Business Property Rights.......................................................................16


                                                            ii


         4.15     Licenses of Intangible Personal Property.......................................................17
         4.16     Use of Real Property...........................................................................17
         4.17     Condition of Tangible Assets...................................................................17
         4.18     Compliance with Law............................................................................17
         4.19     Customers......................................................................................17
         4.20     Environmental Matters..........................................................................18
         4.21     Permits........................................................................................19
         4.22     Absence of Certain Business Practices..........................................................19
         4.23     Broker's or Finder's Fees......................................................................20

                                                      ARTICLE V
                                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

         5.1      Organization and Good Standing.................................................................20
         5.2      Authority and Validity of Agreements...........................................................20
         5.3      No Violation...................................................................................20
         5.4      Consents.......................................................................................21
         5.5      Broker's or Finder's Fees......................................................................21
         5.6      Financial Ability..............................................................................21

                                                       ARTICLE VI
                                                COVENANTS OF THE PARTIES

         6.1      Operations; Other Pre-Closing Matters..........................................................21
         6.2      Environmental Report...........................................................................22
         6.3      Identifiable Event.............................................................................22
         6.4      Approval.......................................................................................23
         6.5      Expenses; Taxes................................................................................23
         6.6      Taxable Event..................................................................................24
         6.7      Accounts Receivable............................................................................24
         6.8      Notice of Material Change......................................................................24
         6.9      Exclusivity....................................................................................24
         6.10     Retention of Records After the Closing.........................................................24
         6.11     Confidentiality................................................................................25
         6.12     Employee Matters...............................................................................25
         6.13     SES Texas Right................................................................................27
         6.14     Cooperation with Services Agreement............................................................27


                                                          iii



                                                       ARTICLE VII
                                    CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         7.1      Accuracy of Representations and Warranties.....................................................27
         7.2      Compliance with Covenants......................................................................27
         7.3      Actions or Proceedings.........................................................................27
         7.4      Consents.......................................................................................27
         7.5      Tangible Personal Property Leases..............................................................28
         7.6      Intangible Personal Property...................................................................28
         7.7      Ancillary Agreements...........................................................................28

                                                       ARTICLE VIII
                                      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         8.1      Accuracy of Representations and Warranties.....................................................28
         8.2      Compliance with Covenants......................................................................28
         8.3      Actions or Proceedings.........................................................................28
         8.4      Consents.......................................................................................28
         8.5      Ancillary Agreements...........................................................................29

                                                       ARTICLE IX
                                      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         9.1      Survival of Representations....................................................................29
         9.2      General Indemnities............................................................................29
         9.3      Conditions of Indemnification..................................................................30
         9.4      Determination of Damages; Survival of Obligations..............................................33
         9.5      Exclusivity of Remedies........................................................................33


                                                            iv


                                                        ARTICLE X
                                                       TERMINATION

         10.1     Termination....................................................................................34
         10.2     Effect of Termination..........................................................................34
         10.3     Return of Disclosed Information................................................................34

                                                       ARTICLE XI
                                                      MISCELLANEOUS

         11.1     Counterparts...................................................................................35
         11.2     Notices........................................................................................35
         11.3     Risk of Loss...................................................................................36
         11.4     Waivers........................................................................................36
         11.5     Amendments.....................................................................................36
         11.6     Applicable Law.................................................................................36
         11.7     Assignability..................................................................................36
         11.8     Binding Effect.................................................................................36
         11.9     Severability...................................................................................37
         11.10    Knowledge......................................................................................37
         11.11    Entire Agreement...............................................................................37



Exhibits:

Exhibit A - Services Agreements

Exhibit B - Preferred Hauler Agreement

Exhibit C - Corporate Services Agreement

                                     Annex I
                                     Assets

                                    Annex II
                          Seller's Disclosure Schedule

                                    Annex III
                         Purchaser's Disclosure Schedule

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement, dated as of September 6, 2000, (this "Agreement"), is by and between Probex Corp., a Colorado corporation
("Purchaser"), and Pennzoil-Quaker State Company, a Delaware corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, Specialty Environmental Services, an operating unit and division of Seller, is currently engaged in the business of, among other things, the collection of waste oil and related waste products, and the sale of certain related services and equipment (the "Business");

         WHEREAS, in consideration of certain payments to be made to Seller by Purchaser and other good and valuable consideration, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, upon the terms and subject to the conditions hereinafter set forth, assets used in connection with the Business;

         WHEREAS, in connection with the transactions contemplated herein, Purchaser and Seller desire to enter into certain agreements with respect to (a) Purchaser's access to and use of certain assets which shall remain located on Seller's (or Seller's assignee's) properties after Closing; (b) Purchaser's disposal of used oil, oil filters and anti-freeze at oil service centers owned or operated by Seller and its Affiliates; and (c) certain information technology and environmental services support which Seller shall provide to Purchaser;

         WHEREAS, the Parties hereto will derive certain benefits from the transactions contemplated by this Agreement and in connection therewith, are willing to make certain representations, warranties, covenants, obligations, indemnities, and agreements, as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller, on the basis of, and in reliance upon, the respective representations, warranties, covenants, obligations, indemnities and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Defined Terms. In this Agreement, the following terms have the corresponding meanings:

         "Acquired Accounts Receivable" shall have the meaning assigned to such term in Section 2.1(i).

         "Assumed Accounts Payable" shall have the meaning assigned to such term in Section 2.2 hereof.

         "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person.

         "Agreement" shall mean this Asset Purchase Agreement, dated as of September 6, 2000, by and between Purchaser and Seller.

         "Ancillary Agreements" shall mean (a) the Services Agreements; (b) the Preferred Hauler Agreement; and (c) the Corporate Services Agreement.

         "Assets" shall mean all of the assets of the Business to be purchased by Purchaser as described in Section 2.1, including the Assets listed on Annex I.

         "Assumed Accounts Payable" shall have the meaning assigned to such term in Section 2.2 hereof.

         "Assumed  Contracts"  shall have the  meaning  assigned to such term in
         Section 2.1(f).

         "Assumed  Liabilities"  shall have the meaning assigned to such term in
         Section 2.2.

         "Bankruptcy and Equity Exceptions" shall mean the limitations on the enforceability of any agreement or obligation due to (a) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws affecting creditors' rights generally, and (b) the application of general principles of equity.

         "Business" shall have the meaning assigned to such term in the first recital to this Agreement.

         "Business Day" shall mean Monday through Friday, excluding any such day on which banks are designated to be closed in New York.

         "Business Property Rights" shall mean, with respect to the Business, all Seller's right in or to (a) patents, trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, and copyright registrations, and pending applications for patents, trademarks, trade names, servicemarks, or copyright registrations, under the laws of the United States or any similar rights under the laws of any foreign jurisdiction, as well as any reissues or extensions thereof ("Intellectual Property Rights"), which in each case are used or held for use primarily in connection with the Business, and (b) all licenses and sublicenses and all other agreements which relate, in whole or in part, to any items of the categories mentioned in the preceding clause (a) except for Intangible Personal Property.

         "Cash" shall mean cash and cash equivalents (including marketable securities and short-term investments) determined in accordance with GAAP.

         "Closing" shall mean the consummation of the transactions contemplated by this Agreement pursuant to Section 3.4 hereof.

         "Closing Date" shall mean the date on which the Closing occurs.

         "COBRA" shall have the meaning assigned to such term in Section 6.12(e) hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor law or code.

         "Corporate Services Agreement" shall have the meaning assigned to such term in Section 2.8 hereof.

         "Damages" shall mean demands, claims, actions or causes of action, obligations, assessments, losses, damages, liabilities, costs, and expenses, including interest, penalties, and reasonable attorneys' fees and expenses, and including, without limitation, Environmental Liability and Environmental Claims.

         "Disclosed Information" shall have the meaning assigned to such term in
         Section 6.11 hereof.

         "Effective Time" shall mean 12:01 a.m., Dallas Texas time, on October 1, 2000.

         "Environmental Claim" shall mean any and all claims, liabilities,(including, without limitation, contractual liability and strict liability), demands, rights, obligations, causes of action, suits, contribution and indemnity actions, and other proceedings of any kind or character, however denominated, of or by any Person whether at law or at equity, known or unknown, potential, asserted or unasserted, accrued or unaccrued, direct, indirect, contingent, third party, or subrogated, or derivative of any of the above (including, without limitation, any claims asserted by, or obligations imposed by, any Governmental Body with actual or alleged jurisdiction over the Assets or the Business) relating to or arising out of Environmental Liability. For purposes of this Agreement and the Ancillary Agreements, an Environmental Claim "accrues" when the event or condition giving rise to the Environmental Claim first occurs and not when the event is first discovered or first becomes subject to correction, abatement, regulatory enforcement, or response action.

         "Environmental Cleanup" shall mean all actions or measures required or necessary under Environmental Laws to contain, remove, remedy, clean up, treat, close, maintain after closure, or abate any deposit, emission, discharge, release or threatened release of a Regulated Substance from or on any of the Assets or Business operations, including, without limitation, (a) investigation, study, assessment, legal representation and defense, cost recovery by governmental agencies, or environmental monitoring in connection therewith; (b) actions or measures necessary to implement, effectuate, or maintain any such containment, removal, Remediation, cleanup, closure, post-closure, treatment or abatement; and (c) all actions or measures necessary to comply with any Environmental Law in the use and operation of the Business or Assets.

         "Environmental Law" and/or "Environmental Laws" shall mean any and all federal, state, local and foreign laws (including, without limitation, common law) or rules, regulations, orders, decrees, or judgments and Environmental Permits in effect and enforceable as of the Closing Date relating to (a) the environment and/or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, toxic or hazardous wastes, petroleum and its fractions, used oil, or waste oil into the environment including ambient air, surface water, ground water, land, or otherwise, including all such laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants; and all such laws relating to any Regulated Substance; (b) noise or odors, (c) wetlands protection, and (d) worker safety and health.

         "Environmental Liability" shall mean any Damages or other liability of any kind relating to or arising out of (a) noise or odors; (b) actual pollution or contamination of the ecology, air, groundwater, surface water, land, soils or subsurface strata; (c) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (d) any release of, or exposure to, any Regulated Substances or related conditions; (e) the manufacture, processing, distribution in commerce, use, or storage of chemical substances, petroleum or petroleum products, used oil, or waste oil; (f) working conditions and safety or health of employees; (g) violations of, or requirements under, Environmental Laws; (h) the off-site transportation, treatment, storage or disposal from any of the Assets or Business activities or operation of any Regulated Substance; (i) Environmental Cleanup; or (j) wetlands or ecological protection.

         "Environmental Permit" or "Environmental Permits" shall mean any licenses, permits, approvals, variances, rights, waivers, consents, certificates (including certificates of need), orders, approvals or authorizations of, or the registrations and filings with, any Governmental Body (including any with regulatory authority in respect of the Business) that are required or necessary under the Environmental Laws to conduct the Business.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" shall mean those assets excluded from the Assets pursuant to Section 2.4.

         "GAAP" shall mean generally accepted accounting principles  established
         by  the  accounting   profession  through  the  American  Institute  of
         Certified Public Accountants.

         "Governmental Body" or "Governmental Bodies" shall mean any federal, state, local, or foreign government or quasi-governmental, administrative, or regulatory authority, agency, body, or entity, including any court or other tribunal.

         "HIPPA" shall have the meaning assigned to such term in Section 6.12(e) hereof.

         "Identifiable Event" shall mean any "release", as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. seq., of one or more Regulated Substances, which release results from the use of, or activities conducted on or from, any real property occupied or used by Purchaser in connection with the Business subsequent to the Closing, including the use by Purchaser of underground storage tanks thereunder, provided further that it shall not include any release that Seller cannot prove, by a preponderance of the evidence, was caused solely by the Purchaser in connection with the Business subsequent to the Closing.

         "Intangible Personal Property" shall mean, with respect to the Business, all licenses or similar agreements or arrangements to which the Seller is a party, as licensee or licensor, for any item of computer software or any other licensed product.

         "IRS" shall mean the Internal Revenue Service.

         "Letter of Intent" shall mean that certain letter dated April 24, 2000, from Purchaser to Seller, discussing the potential purchase of the Business.

         "Liability" shall mean, except to Assumed Accounts Payable and other Assumed Liabilities, any debt, obligation, or liability of any kind or nature, whether known or unknown, asserted or unasserted, accrued or unaccrued, or absolute, contingent, or potential, including any liability for Taxes and any Environmental Liability.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim, or charge of any kind or nature; any lease in the nature thereof; or any conditional sale or title-retention agreement.

         "Material Adverse Effect" shall mean any change in any of the Assets, or any change in the manner of conducting the Business that would have any effect, or series of effects, that is materially adverse to the Assets or the conduct of the Business, when taken as a whole.

         "Ordinary Course of Business" shall mean the ordinary course of business of the Business consistent with past practice (including with respect to quantity and frequency) to the extent not involving any breach of contract, violation of law, breach of warranty, tort, or infringement.

         "Parties" shall mean Purchaser and Seller, and "Party" shall mean either of the Parties.

         "Permit" or  "Permits"  shall mean the  licenses,  permits,  approvals, variances, rights, waivers, consents, certificates (including certificates of need), orders, approvals or authorizations of, or the registrations and filings with, any Governmental Body (including any with regulatory authority in respect of the Business) that are required as of the Closing Date to be obtained by the Seller to conduct the Business, excluding the Environmental Permits.

         "Person" shall mean an individual; a corporation, partnership, trust, association, or entity of any kind or nature; and any Governmental Body.

         "Plan" shall mean a present or past pension, profit-sharing, stock option, deferred-compensation, bonus, severance, fringe-benefit, health, group insurance, welfare-benefit, retirement, or other similar plan, agreement, policy, or understanding, including an employee benefit plan within the meaning of Section 3(3) of ERISA, whether formal or informal, under which (a) Seller has any current or future obligation or liability related to the Business, or (b) any present or former employee, or any dependent or beneficiary of a present or former employee, of Seller has any current or future right to benefits with respect to the Business.

         "Preferred Hauler Agreement" shall have the meaning assigned to such term in Section 2.7 hereof.

         "Purchase Consideration" shall have the meaning assigned to such term in Section 3.2 hereof.

         "Purchaser" shall mean Probex Corp., a Colorado corporation.

         "Purchaser's Disclosure Schedule" shall meant the disclosure schedule attached hereto as Annex III on which Purchaser lists any exceptions, designated by article and section.

         "Regulated Substance" shall mean any substances regulated as of the Closing Date under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise, including, but not limited to, petroleum and its fractions, used oil, waste oil, or constituents thereof.

         "Remediation"  shall have the meaning  assigned to such term in Section
         9.3 (h).

         "Seller"  shall  mean   Pennzoil-Quaker   State  Company,   a  Delaware
         corporation.

         "Seller's Disclosure Schedule" shall mean the disclosure schedule attached hereto as Annex II on which Seller lists any exceptions, designated by article and section.

         "Services  Agreements"  shall have the meaning assigned to such term in
         2.6 hereof.

         "SES Texas" shall mean SES of Texas, Inc., a Texas corporation and an Affiliate of Seller.

         "Tax" (and, with correlative meanings, "Taxes" and "Taxable") shall mean any (a) income, alternative or add-on minimum, gains, gross receipts, estimated, sales, use, ad valorem, value added, transfer, capital stock, franchise, profits, license, withholding on amounts paid or received, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, premium, property, environmental, or windfall profit tax, custom or import duty or other tax, governmental fee, or other like assessment or charge of any kind or nature, together with any interest or penalty, addition to tax, or additional amount imposed by any Taxing Authority; (b) liability for the payment of any amount of the type described in the preceding clause
         (a) as a result of being a member of an affiliated, consolidated, combined, or unitary group or being a party to any agreement or arrangement whereby liability for payment of such amount was determined or taken into account with reference to the liability of any other Person for any period before the Effective Time; and (c) liability for the payment of any amount described in the preceding clause (a) as a result of any express or implied obligation to indemnify any other Person.

         "Tax Return" shall mean any federal, state, local, or foreign return, report, declaration, estimate, or information or other statement or return relating to Taxes, including any schedule thereto or amendment thereof.

         "Taxing Authority" shall mean any Governmental Body, including the IRS, responsible for the imposition or collection of Taxes.

         1.2 Interpretative Matters. In the interpretation of this Agreement, except where the context otherwise requires:

          (a) "including" does not denote or imply any limitation;

          (b) "hereof," "herein," and similar terms refer to this Agreement as a whole, and not to any particular provision of this Agreement;

          (c) "or" has the inclusive meaning "and/or";

          (d) the singular includes the plural, and vice versa, and each gender includes each of the others;

          (e) captions or headings are for reference only, and are not to be considered in interpreting this Agreement; and

          (f) "Article" and "Section" refer to the Articles and Sections of, and "Annex" refers to the Annexes to this Agreement, unless otherwise expressed herein.

                                   ARTICLE II

                         PURCHASE AND SALE OF ASSETS AND
                        RELATED AGREEMENTS OF THE PARTIES

         2.1 Assets to be Purchased. On the terms and subject to the conditions set forth herein, at the Closing (but effective as of the Effective Time), Purchaser shall purchase, accept and acquire from Seller, and Seller shall sell, transfer, and assign to Purchaser, all of Seller's right, title to and interest in the Assets (as defined below). The "Assets" include the Assets listed on Annex I, and, excluding the Excluded Assets, all of the following:

                  (a) Tangible Personal Property. All equipment, inventories, vehicles, machinery, storage tanks, shop equipment, tools, spare parts, operating supplies, raw materials, work-in-process, office equipment, furniture, computers and all computer hardware and software (to the extent assignable), communications equipment, building materials, and other tangible personal property listed on Schedule 2.1(a) of Annex I;

                  (b) Books, Records and Written Materials. All books of account, records, files, invoices, customer lists, supplier lists, promotional and advertising materials, plans, designs and other drawings, catalogs, brochures, manuals, handbooks, written operating procedures, environmental assessments, studies or reports, and other written materials of any kind, original computer codes, records and files, and any other storage media used primarily in connection with the Business or any Asset, but excluding employee and personnel files and records to the extent not permitted by applicable laws and regulations to be assigned or otherwise transferred;

                  (c) Third Party Warranties. All transferable rights and benefits to or existing under any and all manufacturer's, merchant's, repairmen's and other third party warranties, guaranties and service or replacement programs relating primarily to the Business or any Asset, including, without limitation, those third party warranties listed on
         Schedule 2.1(c) of Annex I;

                  (d) Real Property Leases. All right, title and interest in and to all leasehold interests in real properties leased by Seller and described on Schedule 2.1(d) of Annex I;

                  (e) Personal Property Leases. All right, title to and interest in and to personal property leases with respect to equipment, machinery and vehicles described on Schedule 2.1(e) of Annex I;

                  (f) Assumed Contracts. All rights and benefits of Seller in, to or under all written agreements, contracts, sales commitments, purchase orders, customer commitments, security agreements or instru-ments listed on Schedule 2.1(f) of Annex I (collectively, the "Assumed Contracts");

                  (g) Permits and Approvals. All of the Permits and Environment-al Permits (to the extent transferable) listed on Schedule 2.1(g) of Annex I;

                  (h) Business Property Rights. All Business Property Rights listed on Schedule 2.1(h) of Annex I;

                  (i) Accounts Receivable. All outstanding accounts receivable and notes receivable which relate primarily to the Business and are outstanding as of the Closing (collectively, the "Acquired Accounts Receivable"); and

                  (j) Telephone and Facsimile Numbers. All rights of Seller to the telephone number "800-256-9900".

         2.2 Assumed Liabilities. In partial consideration of the transfer by Seller to Purchaser of the Assets, Purchaser will assume at Closing and thereafter pay, fulfill, perform and otherwise discharge when due, all of the following obligations of Seller relating or attributable to the Assets (these obligations, and only these obligations, being the "Assumed Liabilities"):

                  (a) the accounts payable of the Business, but only to the extent of an aggregate of $50,000 (the "Assumed Accounts Payable");

                  (b) all obligations under the Assumed Contracts which are assigned to Purchaser hereunder, but excluding payment obligations for products delivered or work or services performed on or prior to the Closing; and

                  (c) all obligations accruing after Closing under the Permits listed on Schedule 2.1(g) of Annex I or otherwise assumed by Purchaser on or following the Closing.

         2.3 Liens and Liabilities Not Assumed. Subject to Section 2.2 hereof and except as otherwise expressly provided in this Agreement, Purchaser will not assume or become liable for or otherwise obligated to pay, perform, or discharge any Liens or Liabilities of the Seller related to the Business prior to the Closing, and Seller agrees to pay, perform, and discharge all such Liens and Liabilities of the Business prior to the Closing, including, without limitation, all such Liabilities related to the Business arising (a) under any Plan; (b) under ERISA; or (c) as a result of an Environmental Claim that accrues prior to Closing, including, without limitation, any such claim arising out of off-site transport, storage, disposal, or treatment of materials or substances generated or contaminated prior to the Closing, for which Seller shall retain sole responsibility.

         2.4      Excluded Assets.  The Assets exclude the following assets:

                  (a) right, title and interest in and to all real property owned by Seller in connection with the Business, or on which any of the Assets is located, including, without limitation, all improvements thereto;

                  (b) all  Business  Property  Rights   or  other   intellectual
         property not listed on Schedule 2.1(h);

                  (c) all Cash of the Business; and

                  (d) all rights to refunds, rebates or credits of any Taxes for all periods prior to the Closing.

         2.5 Allocation. The Purchase Consideration, as adjusted under Section 3.6(b), will be allocated among the Assets based on their relative fair market values determined in accordance with the allocation requirements of Section 1060 of the Code and the regulations promulgated by the Code. Purchaser will deliver to Seller a schedule reflecting the allocation within one hundred twenty (120) days after the Closing Date. Seller must accept or object to the Purchase Consideration allocation within thirty (30) days after receipt. Purchaser and Seller will use commercially reasonable efforts, for up to thirty (30) days after Purchaser's receipt of Seller's notice of objection, to resolve any differences. If Purchaser and Seller cannot resolve their differences, both Purchaser and Seller shall be entitled to report their respective determination of Purchase Consideration allocation to any Taxing Authority, regardless of the differences in their respective determinations of Purchase Consideration allocation.

         2.6 Services Agreements. At the Closing, Seller (or its assignee) and Purchaser shall enter into one or more Services Agreements which shall provide for Purchaser's access to and use of those Assets of the Business located on Seller's (or Seller's assignee's) property which shall remain on Seller's (or Seller's assignee's) property after Closing, or alternative arrangements satisfactory to Purchaser. The Services Agreements shall be in substantially the forms attached hereto as Exhibit A.

         2.7 Preferred Hauler Agreement. At the Closing, Seller and Purchaser shall enter into a Preferred Hauler Agreement regarding Purchaser's disposal of used oil, oil filters and anti-freeze at oil service centers owned or operated by Seller and its Affiliates. The Preferred Hauler Agreement shall be in substantially the form attached hereto as Exhibit B.

         2.8 Corporate Services Agreement. At the Closing, Seller and Purchaser shall enter into a Corporate Services Agreement regarding certain information technology and environmental services support which Seller shall provide to Purchaser. The Corporate Services Agreement shall be in substantially the form attached hereto as Exhibit C.

                                   ARTICLE III

                             CLOSING; CONSIDERATION

         3.1 Execution and Delivery of Closing Documents. At the Closing, the Parties shall execute and deliver all documents necessary to (a) satisfy the conditions to the Parties' obligations set forth in Articles VII and VIII, respectively; (b) effect the transfers of the Assets and the assumption of the Assumed Liabilities; and (c) consummate all other transactions contemplated by this Agreement which are to be performed at or prior to the Closing. Those documents to be executed and delivered at the Closing shall include the Ancillary Agreements and such other agreements and certificates as the Parties may mutually agree are necessary or advisable to effectuate the transactions contemplated by this Agreement or any of the Ancillary Agreements.

         3.2 Delivery of Purchase Consideration. At the Closing, Purchaser shall deliver to Seller by wire transfer of immediately available funds to the account designated by Seller by written instruction prior to the Closing, an amount equal to Five Million Five Hundred Fifty Thousand U.S. Dollars and NO/100 ($5,550,000.00) (the "Purchase Consideration").

         3.3 Acquired Accounts Receivable. Seller shall reimburse Purchaser for the full amount of any Acquired Accounts Receivable which have not been collected by Purchaser within one hundred eighty (180) days after the Closing Date. Purchaser agrees to attempt in good faith to collect all Acquired Accounts Receivable during the one hundred eighty (180) day period after Closing in a manner consistent with its collection of accounts receivable for other business operations of Purchaser and in any event in a manner that is commercial reasonable. Notwithstanding the foregoing, Purchaser shall not be expected to use any methods of collection that could reasonably be expected to adversely affect Purchaser's business relationships. All payments received by Purchaser with respect to an account debtor to which any of the Acquired Accounts Receivable relate by Purchaser shall be applied to the oldest dated outstanding invoice. At the expiration of the one hundred eighty (180) day period, Purchaser shall provide accounting records and other documentation reasonably requested by Seller of that portion of the Acquired Accounts Receivable that Purchaser was unable to collect, if any. Within ninety (90) days after its receipt of Purchaser's records reflecting the uncollected Acquired Accounts Receivable, Seller shall pay Purchaser the full amount of such unpaid Acquired Accounts Receivable in cash. Seller shall not be entitled to offset any amount paid to Purchaser hereunder and the indemnity provisions of Article IX shall not apply to any payment made by Seller to Purchaser pursuant to this Section 3.3.

         3.4 Closing. The Closing shall take place at such place, date (which must be a Business Day), and time as the Parties may mutually agree upon. The Closing Date shall be targeted for September 30, 2000. If the Closing has not occurred on or before September 30, 2000, then this Agreement shall be terminated pursuant to the terms of Article X.

         3.5 Further Assurances. After the Closing, the Parties shall execute and deliver such additional documents and take such additional actions as either Party may reasonably deem to be necessary or appropriate to more fully consummate the transactions contemplated by, and to effect the purposes of, this Agreement. All such additional documents and actions shall be deemed to have been executed and delivered at the Closing, and to be effective at the Effective Time, unless specifically provided otherwise therein or in connection therewith.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that, except as set forth in the Seller's Disclosure Schedule, attached hereto as Annex II, the following statements are correct as of the date hereof:

         4.1 Organization and Good Standing. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware; and the Business is an operating unit of the Seller which comprises a portion of Seller. Seller is authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. Seller has the corporate power and authority necessary to own, lease and operate the Assets and carry on the Business.

         4.2 Authority and Validity of Agreements. Seller has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, and such execution, delivery, performance, and consummation have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been validly executed and delivered by Seller and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. As of the Closing, the Ancillary Agreements will be validly executed and delivered by Seller and will constitute the legal, valid, and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to the Bankruptcy and Equity Exceptions.

         4.3 Ownership of the Business. Seller is the sole lawful record and beneficial owner of the Business and the Assets, and the Assets are free and clear of any and all Liens, other than Liens listed on Schedule 4.3 of Seller's Disclosure Schedule. Seller has good and indefeasible title to, or a valid leasehold or license interest in, all Assets used in connection with the Business or necessary to operate the Business as operated immediately before the Closing (subject to the Permits), free and clear of any and all Liens, other than Liens listed on Schedule 4.3 of Seller's Disclosure Schedule. Excluding any Permits or Environmental Permits that Purchaser will need to obtain to operate the Assets, the Assets, together with the services to be provided to Purchaser by Seller pursuant to the respective Service Agreements, are sufficient to enable Purchaser to conduct the Business as it has been conducted by Seller during the six-month period immediately prior to the date of this Agreement.

         4.4 Outstanding Rights. Except as set forth on Schedule 4.4 of Seller's Disclosure Schedule, there are no outstanding rights, convertible, contingent or otherwise, to acquire, or any plans, contracts, or commitments or other rights providing for the right to acquire, any of the Assets or the Business, or any portion thereof. There are no securities convertible into or exchangeable into any right to own any of the Assets or the Business, or any portion thereof. There are no voting trusts, proxies, agreements, or other arrangements relating to or affecting the Assets or the Business.

         4.5 No Violation. Neither the execution and delivery of, the consum-mation of the transactions contemplated by, nor the performance of the obligations under this Agreement or the Ancillary Agreements, in any case by Seller, will:

                  (a) violate the Certificate of Incorporation or the Bylaws of Seller;

                  (b) violate or constitute or result in a breach of or default under any material agreement or obligation by which the Seller or the Business is bound or to which any of the Assets is subject, or give any other party to any such agreement or obligation the right to terminate or refuse to perform it;

                  (c) result in the creation or imposition of any Lien upon any of the Assets;

                  (d) violate any Permit or any law, rule, regulation, or licen-sing requirement applicable to, or any judgment, order, or decree of any Governmental Body addressed to and binding on the Business; or

                  (e) violate or constitute a breach or default under any agreement to which Seller is a party which relates to an Affiliate of Seller and involves the Business.

         4.6 Consents. Except for those already obtained or made, no consent, approval, or authorization of, or filing with, any Governmental Body or other Person is required to authorize, or in connection with, the execution, delivery, or performance of, or the consummation of the transactions contemplated by, this Agreement or the Ancillary Agreements by Seller.

         4.7 Accounts Receivable. The Acquired Accounts Receivable arose, and all accounts receivable arising on or before the Closing Date will arise, only from bona fide transactions in the Ordinary Course of Business. There is no dispute as to the validity or collectability of such Acquired Accounts Receivable, and none of the Acquired Accounts Receivable has been assigned or pledged to any other Person or is subject to any right of set-off in respect to any Liabilities of the Seller related to the Business.

         4.8 Absence of Certain Changes or Events. Since June 30, 2000, except as contemplated by this Agreement, the Seller has not, with respect to the
Business:

                  (a) subjected any of the Assets to any Lien, other than any Lien released prior to the Closing;

                  (b) transferred, leased, or otherwise disposed of any of the Assets other than in the Ordinary Course of Business;

                  (c) transferred or granted any right under any concession, lease, license or Business Property Right related to the Business, other than in the Ordinary Course of Business;

                  (d) except in the Ordinary Course of Business, made or granted any wage, salary, or benefit increase, entered into or amended the terms of any employment contract with, granted any severance benefits to, or entered into or amended the terms of any transaction or agreement of any other kind or nature with, any director, officer, employee, or agent of the Seller related to the Business, other than with respect to certain severance benefits to be paid to certain employees of the Business, pursuant to Section 6.12(c) hereof;

                  (e) delayed or postponed the payment of accounts payable or other Liabilities, other than in the Ordinary Course of Business;

                  (f) suffered any casualty loss or damage to the Assets or the Business (whether or not covered by insurance) or received any claim or claims in excess of insurable limits, or canceled any insurance coverage, in whole or in part;

                  (g) surrendered or revoked, or had revoked or terminated, any Permit or Environmental Permit used in connection with the Business;

                  (h) entered into, adopted, or amended any Plan;

                  (i) incurred, assumed, or guaranteed any indebtedness for bor-rowed money or capitalized lease obligation;

                  (j) suffered any material adverse change in the financial condition of the Assets or the Business, or experienced any change that is reasonably expected to have a Material Adverse Effect;

                  (k) engaged in any transaction outside the Ordinary Course of Business, other than entering into this Agreement and consummating the transactions contemplated hereby; or

                  (l) except as contemplated hereby, entered into any agreement or made any commitment to take any action described in this Section 4.8.

         4.9 Properties; Leases; Other Data. Seller has provided or made avail-able to Purchaser true and complete copies of or access to all documents, and accurate descriptions of all oral understandings, with respect to the following:

                  (a) all parcels of real property owned in fee simple by the Seller which are used in connection with the Business, or on which any of the Assets is located, including copies of all records and files relating to the acquisition, operation, and maintenance of such parcels (including copies of any effective title insurance policies issued to the Seller with respect to such parcels) and current "as-built" surveys with respect to such parcels prepared by a licensed land surveyor or engineer reasonably acceptable to Purchaser;

                  (b) all leases of real or personal property to which the Seller is a party, either as lessee or lessor, which are used in the Business, or on which any of the Assets are located, including a brief description of the property to which each such lease relates and the material lease terms (including rents, termination dates, and renewal conditions);

                  (c) all other contracts, understandings, and commitments (including powers of attorney, mortgages, indentures, loan agreements, promissory notes, and guarantees), whether oral or written, to which the Seller is a party in connection with the Business, or to which the Business or any of its Assets is subject, other than license agreements for software having a value of less than One Thousand Dollars ($1,000.00) per user license;

                  (d) documentary evidence of all of the Business Property Rights being transferred under this Agreement;

                  (e) the names and current annual compensation rates of all employees of and consultants to the Business and all employment agree-ments related primarily to the Business or its employees; and

                  (f) all vehicles owned or leased by Seller and used primarily in the Business, together with a list of all Business-related equipment contained in such vehicles.

Each contract, understanding, and commitment referred to in this Section 4.9 is valid and enforceable, subject to the Bankruptcy and Equity Exceptions, and there are no existing circumstances known to Seller which could reasonably be expected to result in any such contract, understanding, or commitment becoming invalid or unenforceable. There does not exist under any such contract, understanding, or commitment any default on the part of Seller, or to the knowledge of Seller, any other party thereto, or event which with notice or lapse of time or both would constitute a default on the part of Seller, or to the knowledge of Seller, any other party thereto, or permit any party thereto to terminate or refuse to perform.

         4.10 Properties; Contracts; Other Data. Seller has provided true and complete copies of or access to all documents, and accurate descriptions of all oral understandings, with respect to the following:

                  (a) maps of all real property upon which any of the Assets are located, marked with the location of any oil storage tanks or other fixtures or improvements which comprise a portion of the Assets; and

                  (b) a schedule of all storage tanks which comprise a portion of the Assets, including the size of each such storage tank, its location, and the dates of and maintenance which has been performed on each such storage tank.

         4.11 Litigation. To the knowledge of Seller, there is no claim, suit, action, investigation, or proceeding pending or threatened against or adversely affecting the Business or any of the Assets by or before any Governmental Body or arbitrator. For purposes of this Section 4.11, "knowledge" shall mean that Seller has been served with service of process or other written notice of any such claim, suit, action, investigation, or proceeding. There is no order, judgment, injunction, ruling, or decree or any Governmental Body addressed to and binding on the Business or any of its Assets.

         4.12     Employees; Labor Relations.

                  (a) There are no labor or collective bargaining agreements pertaining to any employees of the Business. There are no representation proceedings or petitions seeking a representation proceeding pending or, to the knowledge of Seller, threatened to be brought with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Business pending or, to the knowledge of the Seller, threatened by any labor organization or employees of the Business.

                  (b) Seller has provided to Purchaser a list of the names of each person employed by Seller primarily in the Business and their respective dates of hire, current position, salary grades, and salary. Seller also has provided Purchaser with all employment contracts, confidentiality agreements, and non-compete agreements to which the Seller is a party on behalf of the Business or which are related to the Business, or which obligate the Business in any manner.

                  (c) There are no pending or, to the knowledge of the Seller, threatened (i) strikes, work stoppages, slowdowns, lockouts, or arbitrations, (ii) material grievances or other material labor disputes, (iii) unfair labor practice charges, grievances, or other similar complaints, or, (iv) discrimination, workers' compensation, or other employment-related complaints, charges, or claims against the Business or against Seller which relate to the Business.

         4.13     Employee Benefit Plans.


                  (a) Seller has provided Purchaser with a list of each Plan. Seller has complied and is in compliance, as to form and operation, with the applicable provisions of ERISA and the Code with respect to each Plan of the Business.

                  (b) The Business (or Seller on behalf of the Business) has never maintained, contributed to or been required to contribute to, nor do any of its employees participate in, a "multi-employer plan" (as defined in Section 3(37) of ERISA).

                  (c) The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or officer.

                  (d) Subject to Section 6.12, Seller shall retain all obligations and Liabilities under the Plans with respect to any employee or former employee of the Business (including any beneficiary thereof). Except as expressly set forth herein, Seller shall retain all liabilities and obligations under the Plans in respect to benefits accrued as of Closing for the employees of the Business and neither Purchaser nor any of its Affiliates shall have any liability thereto.

         4.14 Business Property Rights. The Seller (a) has the Business Property Rights necessary to conduct the Business as presently conducted, and (b) owns or has valid rights to use all Business Property Rights without conflict with the rights of others. No Person has made to Seller or, to the knowledge of the Seller, threatened to make any claim that the operations of the Business are in violation of or infringe on any Intellectual Property Rights of any Person.

         4.15 Licenses of Intangible Personal Property. Section 4.15 of the Seller's Disclosure Schedule lists all of the Intangible Personal Property having a value pre license or contract of more than $1,000.00 entered into by the Seller on behalf of the Business or used in connection with the Business. No person has made to Seller or, to the knowledge of the Seller, threatened to make or initiate claims, demands, or proceedings restricting the right of the Business to use, charging the Business with infringement of, or making any other adverse claim with respect to any of such Intangible Personal Property or any license thereof. The Business is in compliance, and has complied in all material respects, with its contractual obligations relating to the protection of the Intangible Personal Property used by the Business.

         4.16 Use of Real Property. Excluding matters covered by the provisions of Section 4.20 of this Agreement, the owned or leased real properties used in the Business are used and operated in compliance, in all material respects, with all applicable leases, contracts, commitments, licenses, and Permits. Excluding matters covered by the provisions of Section 4.20 of this Agreement, Seller has not received any notice of any violation of any applicable zoning or building regulation, ordinance, or other law, order, regulation, or requirement relating to any of the owned or leased real properties or the conduct of the operations of the Business, or with respect to the Assets of the Business on, in, or at such owned or leased real properties, and, to the knowledge of the Seller, there is no such violation, and no condition or law precludes or restricts, or would reasonably be expected to preclude or restrict, continuation of the present use of such owned or leased real properties.

         4.17 CONDITION OF TANGIBLE ASSETS. SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR ANY EQUIPMENT IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING EQUIPMENT IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS AND THAT SELLER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE.

         4.18 Compliance with Law. Excluding matters covered by the provisions of Section 4.20 of this Agreement and except as could not be reasonably expected to have a Material Adverse Effect, the Business is not in violation of any federal, state, local, or foreign statutes, ordinances, rules, regulations, orders, or other laws relating to the operation of the Business.

         4.19 Customers. Section 4.19 of the Seller's Disclosure Schedule sets forth an accurate and complete list of the customers of the Business as of June 30, 2000, that constituted five percent (5%) or more of the gross income of the Business for the year ended June 30, 2000. Since January 1, 2000, the Business has not lost or been notified that it will lose any such customer; and to the knowledge of Seller, the Business will not lose any customer (or any group of related customers) that accounted for more than five percent (5%) of the aggregate revenues of the Business during the year ended June 30, 2000, in the event of the consummation of the transactions contemplated by this Agreement.

         4.20     Environmental Matters.

                  (a) Section 4.20(a) of the Seller's Disclosure Schedule sets forth a true and complete list of all Environmental Permits held by Seller, including the issuing Governmental Body and, if known to Seller, the expiration date for each such Environmental Permit. The Business has obtained all Environmental Permits and Seller is in compliance with the terms and conditions of such Environmental Permits. Such Environmental Permits have been validly issued or filed by the appropriate Governmental Body in compliance with applicable Environmental Laws. No change in the facts or circumstances reported or assumed in the application for or granting of such Environmental Permits exists, and such Environmental Permits are in full force and effect and shall remain in full force and effect notwithstanding the consummation of the transactions contemplated by this Agreement. No proceeding is pending, or, to the knowledge of Seller, threatened, to revoke or limit any Environmental Permit.

                  (b) Neither Seller nor, to the knowledge of Seller, any prior owner or occupant of the real properties owned or leased by Seller and used in the Business or otherwise on which any of the Assets are located has within the five (5) years immediately preceding the execution of this Agreement, received any written notice or other written communication concerning any (i) violation of any Environmental Law on the real properties owned or leased by Seller and used by the Business, or (ii) Liability or alleged Liability for Damages pursuant to any Environmental Law in connection with the Business or the ownership, use, maintenance, or operation of the real properties owned or leased by Seller and used in the Business or the Assets located on such real properties. There exists no writ, injunction, decree, order or judgment, nor any lawsuit, claim, proceeding, citation, directive, summons, or investigation pending or, to the knowledge of Seller, threatened, relating to the Business or the ownership, use, maintenance, or operation of those real properties or any Assets located on such real properties by any Person based upon any alleged violation of any Environmental Law, or from the alleged presence of a Regulated Substance thereon, nor, to the knowledge of Seller, does there exist any basis for such lawsuit, claim, proceeding, citation, directive, summons, or investigation.

                  (c) The uses and activities of the real properties owned or leased by Seller and used by the Business or otherwise on which any of the Assets are located, including the use, maintenance, and operation of the Business, the existing and, to the knowledge of Seller, the prior uses and activities thereon, comply with all Environmental Laws.

                  (d) No real property now owned or leased or to the knowledge of Seller, formerly owned or leased by Seller and used by the Business, nor any Asset located or, to the knowledge of Seller, formerly located on such property, is encumbered by any Lien under any Environmental

         Law, ordinance, regulation, rule, or requirement, is listed or, to the knowledge of Seller, has been listed on any federal, state or local contaminated site list or is the subject of any restriction or notice filed or recorded under any Environmental Laws, and, to the knowledge of Seller, no Governmental Body is considering listing or filing any such Lien.

                  (e) Seller has no knowledge that any unreported release of any Regulated Substance has occurred resulting from the operation of the Business or any of the Assets on, or in the vicinity of, on any real property now or formerly owned or leased by Seller and used by the Business, prior to the sale of any such real property or the termination of any such lease (i) in any quantity that requires any report or other notice to any Governmental Body pursuant to any Environmental Law or (ii) that has resulted or that threatens to result in the presence of any Regulated Substance in the environment in a quantity, concentration, state, or other condition that exceeds any applicable standard for the protection of human health or the environment under any Environmental Law.

                  (f) No real property now or, to the knowledge of Seller, formerly owned or leased by the Seller and used by the Business, or on which any Asset is or, to the knowledge of Seller, was formerly located, prior to the sale of any such real property or the termination of any such lease, has been used for the storage, treatment or disposal of any Regulated Substance in violation of any Environmental Law.

                  (g) Seller has not received any notice from any Governmental Body of any Liability for any removal, remediation, or other response cost under any Environmental Law, ordinance, regulation, rule, or requirement as the result of the release or threatened release of any Regulated Substance in connection with the operation of the Business or any Asset. Seller has not disposed of any Regulated Substance or arranged for the transportation, treatment, or disposal of any Regulated Substance in connection with the operation of the Business or any Asset (i) in violation of any Environmental Law or (ii) at a facility that is listed, or, to the knowledge of Seller has been listed, on any federal, state, or local contaminated site list.

                  (h) To Seller's knowledge, no real property now or formerly owned or leased by the Seller and used by the Business, or on which any of the Assets are or formerly were located, prior to the sale of any such real property or the termination of any such lease contain any Polychlorinated biphenyls or asbestos.

         4.21 Permits. Seller has obtained all Permits, and a true and complete list of those Permits (including the issuing Governmental Body and the expiration date for each such Permit) is set forth in Section 4.21 of Seller's Disclosure Schedule. Such Permits have been validly issued by the appropriate Governmental Body in compliance with all applicable laws. Seller is in compliance, and has complied in all material respects, with all terms and conditions of such Permits. All such Permits are in full force and effect, and no proceeding is pending or, to the knowledge of Seller, threatened, to revoke or limit any Permit.

         4.22 Absence of Certain Business Practices. To the knowledge of Seller, no officer, director, employee, agent, or representative of Seller, has, in connection with the Business, (a) received, directly or indirectly, any inappropriate or illegal rebate, payment, kickback, gift, remuneration or other economic benefit, regardless of the nature or type, from any customer, supplier, government official or employee, or other Person, or (b) directly or indirectly, given or agreed to give any such inappropriate or illegal rebate, payment, kickback, gift, remuneration or other economic benefit to any customer, supplier, governmental official or employee or other Person to obtain favorable treatment for the Business or assist the Business in connection with any actual or proposed transaction.

         4.23 Broker's or Finder's Fees. Purchaser will not directly or indirectly have any Liability or expense as a result of undertakings on agreements of Seller, for brokerage fees, finder's fees or similar forms of compensation in connection with this Agreement, any of the Ancillary Agreements or any agreement or transaction contemplated hereby or thereby.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller that, except as set forth in the Purchaser's Disclosure Schedule, attached hereto as Annex IV, the following statements are true and correct as of the date hereof:

         5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Purchaser is authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required; and has the corporate power and authority necessary to own, lease and operate its properties and carry on its business.

         5.2 Authority and Validity of Agreements. Purchaser has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, and such execution, delivery, performance, and consummation have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been validly executed and delivered by Purchaser and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. As of the Closing, the Ancillary Agreements will be validly executed and delivered by Purchaser and will constitute the legal, valid, and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to the Bankruptcy and Equity Exceptions.

         5.3 No Violation. Neither the execution and delivery of, the consum-mation of the transactions contemplated by, nor the performance of the obligations under this Agreement or the Ancillary Agreements, in any case by Purchaser, will

                  (a) violate the Articles of Incorporation or the Bylaws of Purchaser;

                  (b) violate or constitute or result in a breach of or default under any material agreement or obligation by which Purchaser is bound or to which any of its material assets is subject, or give any other party to any such agreement or obligation the right to terminate or refuse to perform it; or

                  (c)  violate  any  law,   rule,   regulation,   or   licensing
         requirement applicable to, or any judgment, order, or decree of any Governmental Body addressed to and binding on Purchaser.

         5.4 Consents. Except for those already obtained or made, no consent, approval, or authorization of, or filing with, any Governmental Body or other Person is required to authorize, or in connection with, the execution, delivery, or performance of, or the consummation of the transactions contemplated by, this Agreement or the Ancillary Agreements by Purchaser.

         5.5 Broker's or Finder's Fees. Seller will not, directly or indirectly, have any liability or expense as a result of undertakings or agreements of Purchaser, for brokerage fees, finder's fees, agent's commissions or similar forms of compensation in connection with this Agreement, the Ancillary Agreements, or any agreement or transaction contemplated hereby or thereby.

         5.6 Financial Ability. As of the Closing Date, Purchaser will have sufficient cash or other source of immediately available funds, or available borrowings to purchase the Assets on the terms and conditions contained in this Agreement. As of the Closing Date, Purchaser can make the required financial responsibility demonstrations for used oil handling required by Environmental Laws.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

         6.1      Operations; Other Pre-Closing Matters.

                  (a) Operation of the Business. Seller agrees that, until (and including) the Closing, unless Purchaser otherwise agrees in writing, Seller shall:

                           (i) operate the Business only in the Ordinary Course of Business; and

                           (ii) use commercially  reasonable efforts to preserve
                  the current organization of the Business intact, and preserve the present relationships of the Business with employees, customers, and all other Persons having business dealings with the Business.

                  (b) Access. From the date hereof until the earlier of (i) the Closing Date or (ii) the termination of this Agreement, Seller shall furnish to Purchaser and its representatives all information relating to the Assets and Business reasonably requested by Purchaser and provide access to any Asset that Purchaser may reasonably request at such times as shall mutually be agreed on by the Parties. Any confidential information furnished to Purchaser or made available for visual inspection shall be subject to the confidentiality provisions of
         Section 6.11 hereof, which shall survive any termination of this Agreement.

                  (c) Permits and Consents. Until (and including) the Closing, and after the Closing (to the extent necessary), the Parties shall, jointly and severally, use commercially reasonable efforts to obtain all Environmental Permits and Permits, consents, approvals, and authorizations from, and make all filings with, all Governmental Bodies and other Persons as may be required for them to consummate the transactions contemplated by this Agreement; provided, however, that Seller shall not be required to incur out of pocket expenses in assisting Purchaser in obtaining the Environmental Permits and Permits.

                  (d) Tangible Personal Property Leases. Until (and including) the Closing, the Parties shall promptly apply for and use commercially reasonable efforts to obtain assignments of all tangible personal property leases on the Assets, from all Persons as may be required for them to consummate the transactions contemplated by this Agreement, including, without limitation, assignments of all vehicle and equipment leases to which the Seller is a party on behalf of the Business or which are used in connection with the Business.

                  (e) Intangible Personal Property. Until (and including) the Closing, the Parties shall, jointly and severally, use commercially reasonable efforts to obtain assignments of all Intangible Personal Property and third party licenses to which Seller, on behalf of the Business, is a party, or used in connection with the Business, from all Persons as may be required for them to consummate the transactions contemplated by this Agreement.

                  (f) Conditions of Closing. Until (and including) the Closing, Seller and Purchaser shall use their best efforts to satisfy, or cause to be satisfied, all of the conditions to such Party's obligations to consummate the transactions contemplated by this Agreement set forth in Articles VII and VIII, respectively.

         6.2 Environmental Report. Before the Closing, Purchaser may cause to be prepared at its expense a Environmental Report on the real properties owned or leased by the Seller, or used in the Business, which shall be prepared by a firm selected by Purchaser with the consent of Seller (which consent shall not be unreasonably withheld). The Environmental Report shall contain such information as Purchaser deems necessary or advisable and shall be satisfactory to Purchaser in form and substance; however, the information obtained pursuant to this
Section 6.2 shall not include soil and ground water sampling unless such sampling is approved in advance by Seller. Seller agrees (to the extent reasonable and not financially burdensome to Seller) to cooperate in the preparation of any such Environmental Report.

         6.3 Identifiable Event. Purchaser shall use its best efforts to prevent the occurrence of an Identifiable Event, including, without limitation, diligently maintaining and inspecting all tanks, pipelines, and containment structures according to the standards identified in (i) the current facility Spill Prevention, Control and Countermeasure ("SPCC") plan, and (ii) in the case of the Shreveport, Louisiana and San Antonio, Texas facilities, the applicable Facility Response Plan. In the event of the occurrence of an Identifiable Event, Purchaser shall (a) timely comply with all requirements of Environmental Laws applicable to notification of and cooperation with Governmental Bodies in connection with the release; (b) promptly notify Seller of the release after any person in charge of Purchaser's facility becomes aware of the release, unless Seller becomes aware of any such release prior to Purchaser's awareness; (c) cooperate fully with Seller and Seller's contractors, agents, and other representatives in their conduct of the response to the release pursuant to the applicable Services Agreement, attached hereto as Exhibit A, for the facility at or from which the release took place; and (d) timely pay all invoices due and satisfy all other obligations under the applicable Services Agreement in connection with the release.

         6.4 Approval. Before the Closing, Seller and Purchaser agree to approve and adopt this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, in accordance with their respective Certificate of Incorporation or Articles of Incorporation and Bylaws.

         6.5      Expenses; Taxes.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties shall be responsible for all of the costs and expenses incurred by such Party, including brokerage, accounting and legal expenses, in connection with this Agreement and the transactions contemplated hereby; provided, however, that costs and expenses associated with the Audit shall be apportioned equally pursuant to Section 3.10 hereof.

                  (b) Notwithstanding Section 6.5(a), if the transactions contemplated by this Agreement are consummated:

                           (i) Seller and  Purchaser,  respectively,  shall each
                  bear and be liable for one-half of the amount of any sales, use, or other transfer Tax that is imposed or incurred in connection with this Agreement and the transactions contemplated hereby. To the extent allowed by governing law, Seller and Purchaser, respectively, shall each pay directly to the relevant jurisdiction imposing such Tax its share of any such Tax liability. If applicable law requires Seller (or Purchaser, as the case may be) to make payment for the full amount of such Tax liability directly to the jurisdiction imposing such Tax , then Purchaser (or Seller) shall make payment of its allocable share of such Tax liability to Seller (or Purchaser) and then Purchaser (or Seller) shall make payment of the full amount of such Tax liability to such jurisdiction.

                           (ii) To the extent allowed by applicable  law, Seller
                  shall have sole responsibility for preparing and filing all sales, use, and other transfer Tax Returns required in connection with the transactions contemplated by this
                  Agreement. Purchaser agrees to cooperate and provide information reasonably requested by Seller necessary to preparing and filing such Tax Returns. If required by applicable law, Purchaser shall join in the filing and execution of such Tax Returns and/or shall file such Tax Returns.

                           (iii) Except for the Taxes and Tax Returns  described
                  in Sections 6.5(b)(i) or (ii), Seller shall (A) be liable for Taxes (if any) related to the Assets for all Tax periods ending on or prior to the Closing Date and (B) have sole responsibility for preparing and filing all Tax Returns (if any) required to be filed in connection with Taxes (if any) related to the Assets for all Tax periods ending on or prior to the Closing Date. Except for the Taxes and Tax Returns described in Sections 6.5(b)(i) or (ii), Seller shall (A) be liable for Taxes related to the Assets for all Tax periods beginning on or after the Closing Date and (B) have sole responsibility for preparing and filing all Tax Returns required to be filed in connection with Taxes related to the Assets for all Tax periods beginning on or after the Closing Date. The parties agree to cooperate and provide to the other information reasonably requested necessary to preparing and filing Tax Returns described in this Section 6.5(b)(iii).

         6.6 Taxable Event. Seller and Purchaser agree to treat the transactions consummated pursuant to this Agreement as a purchase of the Assets subject to applicable Taxes, provided, however, to the extent a provision of applicable law exempts such purchase from Tax or reduces the amount of Tax liability that would otherwise be payable on such purchase, Seller and Purchaser agree to treat the transactions in the manner necessary to take advantage of such exemption or reduction in Tax liability.

         6.7 Accounts Receivable. Any Acquired Accounts Receivable collected by Seller after Closing shall be remitted to Purchaser within ten (10) Business Days following such collection. In the event that Seller receives any payment of accounts receivable, a portion of which is attributable to the Business, Seller shall apportion such part of its accounts receivable which relate to the Business and forward such amount to Purchaser pursuant to this Section 6.7.

         6.8 Notice of Material Change. Prior to the Closing, Seller shall inform Purchaser, and Purchaser shall inform Seller, promptly in writing, of any change of which either of them become aware which could cause that Party's representations and warranties herein to become false in any material respect.
Notwithstanding the foregoing sentence, any such notice shall not prevent or cure any breach of the Parties' respective representations and warranties contained in this Agreement, nor shall any such notice amend Seller's Disclosure Schedule or Purchaser's Disclosure Schedule.

         6.9 Exclusivity. Unless and until this Agreement is terminated in accordance with its terms without any breach by Seller, Seller may not, and will not permit the Business to, directly or indirectly seek, solicit, encourage, or consider indications of interest, or offers from, or negotiate or enter into any agreements or arrangement with, any Person with respect to any sale or transfer of any of the Assets or the Business, or any merger, consolidation or acquisition that is in any case inconsistent with this Agreement or the transactions contemplated hereby. Seller will not, and will not permit the Business to, approve any such inconsistent transaction. Seller will promptly notify Purchaser of any proposal, offer, inquiry, or contact by any Person with respect to any such inconsistent transaction.

         6.10 Retention of Records After the Closing. Seller shall retain copies of all books and records relating to the Assets and the Business up to the Closing Date for the period required by applicable law or regulatory authority, and shall permit Purchaser and its authorized representatives to have reasonable access to such copies of books and records to the extent reasonably requested by Purchaser, for the purpose of (i) preparing, filing, or amending any Tax Returns, (ii) investigating or defending any claim made against any of the Assets, or (iii) responding to any inquiry, audit, or review by any Governmental Body of any of the Assets before the Closing.

         6.11     Confidentiality.

                  (a) Disclosed Information. Seller and Purchaser agree that any information concerning Seller, Purchaser, the Business, or the respective businesses or operations of Seller or Purchaser or their respective Affiliates which is disclosed to the other Party or its legal counsel, accountants, representatives or financial institutions in connection with the investigation of the transactions contemplated by this Agreement and the Ancillary Agreements shall be deemed confidential, (collectively, the "Disclosed Information"), unless such information is of public record or knowledge or becomes available to the Party on a non-confidential basis from a source other than the disclosing Party or its representatives.

                  (b) Use of Disclosed Information. Seller and Purchaser agree that they shall not use any Disclosed Information for any purpose other than for evaluating the transactions contemplated by this Agreement and the Ancillary Agreements and shall hold in confidence and will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate any Disclosed Information. If either Party determines that it is required by law to disclose any Disclosed Information, such Party will not make any such disclosure unless (and then only to the extent that) it has been advised by independent legal counsel that such disclosure is required by law and then only after at least ten (10) Business Days prior written notice is given to the Party with respect to which the information is to be disclosed that such disclosure has been requested and is required by law. Following the Closing, nothing herein is intended to restrict the use or disclosure of Disclosed Information that has been or would be disclosed to third parties in the Ordinary Course of Business.

                  (c) Press Release and Announcement. No press release related to this Agreement or the transactions contemplated hereby, or other general announcement will be issued without the joint written approval of Purchaser and Seller, except any public disclosure which either Party in good faith believes is required by applicable securities and other laws, or by the rules of any national market or stock exchange having jurisdiction over the disclosing Party or its Affiliates (in which case the Party desiring to make the disclosure will, to the extent reasonably practicable, consult with the other Party prior to making such disclosure).

         6.12     Employee Matters.

                  (a) Potential Employment of Employees. Seller agrees to cooperate with Purchaser and give Purchaser reasonably requested access to employees for interviewing, completing applications and forms and assistance with employee communications in connection with Purchaser's potential employment of employees of the Business whom Purchaser, in its sole discretion, desires to consider for potential employment with Purchaser. Seller will make available to Purchaser reasonably requested personnel reports, including a list of current employees and their dates of hire, current position, salary grades, salary and training records.

                  (b) No Requirement to Hire. Purchaser shall be under no obligation to (i) hire any employees of the Business; (ii) maintain any employee which Purchaser does hire at the same position, title, or level or responsibility that such employee had with Seller or the Business; (iii) grant seniority or service credit to any such hired employee; or (iv) pay any specified level of compensation or benefits to any such hired employee. Purchaser shall, as soon as practicable, identify the employees it desires to hire, and the employees Purchaser does not desire to hire. Purchaser shall inform Seller in writing of its decision with respect to each employee of the Business, including their proposed job title, salary and benefits.

                  (c) Termination and Severance. Prior to the Closing Date, Seller may, with Purchaser's approval, terminate the services of any employee whom Purchaser has informed Seller in writing that it decided not to offer employment. Purchaser and Seller shall agree as to share any severance payments associated with the termination of the employees whom Purchaser decides not to hire on an equal basis, provided, however, that Purchaser's contribution to such severance payments shall not exceed $400,000.00. In the event Purchaser offers employment to an employee of Seller and such offer is accepted so that the employee becomes an employee of the Purchaser, and thereafter the Purchaser terminates such former employee of Seller for any reason other than for cause during the period of twelve (12) months after Purchaser hires such former employee of Seller, then Purchaser agrees to provide Seller with records and reports relating to the termination of such former employee within the twelve (12) months so that Seller may determine eligibility of the former employee for severance benefits, if any.

                  (d) Employment Liabilities. Purchaser does not assume, and Seller hereby retains, any and all employment related costs, obligations, and liabilities of Seller and the Business, or related to the Business, incurred on or prior to Closing or which relate to events, occurrences, conditions, actions, or inactions which took place or were in effect on or prior to Closing (whether or not reported, filed, billed, or paid for on or prior to Closing), including, without limitation, except as otherwise provided in this Section 6.12, costs, obligations and liabilities relating to severance rights of employees of Seller or the Business, employment discrimination, unfair labor practices, wage and hour laws, health and safety, workers compensation, wrongful discharge, fringe benefits, insurance, employee benefit plans, pensions, retiree medical, vacations, torts, accidents, disabilities, injuries, breach of oral or written employment contracts or collective bargaining agreements, or breach of law, statute, judgment, decree, injunction, order, writ, rule or regulation of any Governmental Authority. The entire liability for continuing acts or conditions (such as exposure to harmful conditions or continuing discrimination) shall be assumed by Seller if any material portion of the act or condition occurred on or prior to Closing.

                  (e) COBRA and HIPPA. Seller shall be solely responsible for any and all liabilities relating to health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the portability requirements under the Health Insurance Portability and Accountability Act ("HIPPA") with respect to employees of the Business whose coverage under Seller's group health plan terminates as a result of or in connection with this transaction or the events contemplated by this Agreement. Purchaser shall be responsible for administering compliance under COBRA and HIPPA for those employees of the Business who terminate subsequent to their becoming eligible to participate in the group health plans of Purchaser.

         6.13 SES Texas Right. Each of Seller and Joe W. Gillespie owns 50% of the outstanding capital stock of SES Texas. Until September 30, 2001, Seller agrees to use commercially reasonable efforts (not involving the expenditure of any sum of money) to obtain the consent of Mr. Gillespie to the conveyance to Purchaser of Seller's entire stock ownership in SES Texas. If and when Seller obtains such consent of Mr. Gillespie, Seller agrees to provide Purchaser with a 30-day option to acquire Seller's entire stock ownership in SES Texas for total consideration of $1.00. During such 30-day period, Seller shall use commercially reasonable efforts to cause SES Texas to provide Purchaser with reasonable access to information and employees of SES Texas necessary for Purchaser to understand the business and operations of SES Texas, subject to Purchaser providing SES Texas with commercially reasonable written assurance that Purchaser will hold in confidence all confidential and proprietary information of SES Texas that Purchaser obtains.

         6.14 Cooperation with Services Agreement. Seller will use commercially reasonable efforts to assist Purchaser in securing a services agreement with the current operator of the West Memphis, Tennessee facility formerly operated by the Business.

                                   ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under this Agreement are subject, at its option, to the satisfaction at or prior to the Closing of each of the following conditions:

         7.1 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement, the Ancillary Agreements or in any certificate or documents delivered to Purchaser pursuant hereto shall be correct in all material respects at and as of the Closing Date (except that any representation or warranty expressed with a materiality qualification must be correct as written), and Seller shall have delivered to Purchaser a certificate to that effect. In addition, there shall have been no material adverse change in the Business from that represented to Purchaser since the date of this Agreement.

         7.2 Compliance with Covenants. Seller shall have performed and complied in all material respects with all terms, agreements, covenants, and conditions of this Agreement and the Ancillary Agreements to be performed and complied with by it at or prior to the Closing, and Seller shall have delivered to Purchaser a certificate to that effect.

         7.3 Actions or Proceedings. No action, suit, or proceeding shall be pending or threatened that seeks to restrain, prohibit, invalidate, or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

         7.4 Consents. Seller shall have obtained all the material consents, approvals, and authorizations and made all the filings that are required to be obtained or made by Seller to consummate the transactions contemplated by this Agreement. Purchaser shall have been furnished with or obtained the written

Permits, consents, approvals, and authorizations received from any and all Persons, including Governmental Bodies, required to be obtained by Purchaser prior to the consummation of the transactions contemplated hereby, which Permits, consents approvals and authorizations Purchaser shall have tried to obtain in good faith.

         7.5 Tangible Personal Property Leases. Seller shall have obtained assignments of all material tangible personal property leases on the Assets. Purchaser shall have been furnished with the written assignments, including, without limitation, assignments of all vehicle and equipment leases which are used in connection with the Business, and copies of any guaranty for the payment by Seller of any amounts due to third parties under such leases, obtained by Seller prior to the consummation of the transactions contemplated hereby.

         7.6 Intangible Personal Property. Seller shall have obtained assignments of all material Intangible Personal Property and other Third Party licenses to which Seller, on behalf of the Business, is a Party, or used in connection with the Business, that are required as a condition to Seller's consummation of the transactions contemplated by this Agreement. Purchaser shall have been furnished with the written assignments, and copies of any guaranty for the payment by Seller of any amounts due to third parties under such licenses, obtained by Seller prior to the consummation of the transactions contemplated hereby.

         7.7 Ancillary Agreements. The Ancillary Agreements to be entered into by Seller or its Affiliates shall have been executed and delivered by Seller.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction at or prior to the Closing of each of the following conditions:

         8.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be correct in all material respects at and as of the Closing Date (without giving effect to any materiality qualification of a particular representation or warranty, and other than representations and warranties that refer to a specified date which need only be correct in all material respects on and as of such specified date), and Purchaser shall have delivered to Seller a certificate to such effect.

         8.2 Compliance with Covenants. Purchaser shall have performed and complied in all material respects with all terms, agreements, covenants, and conditions of this Agreement to be performed or complied with by it at or prior to the Closing, and Purchaser shall have delivered to Seller a certificate to that effect.

         8.3 Actions or Proceedings. No action, suit, or proceeding shall be pending or threatened that seeks to restrain, prohibit, invalidate, or otherwise adversely affect the consummation of the transactions contemplated hereby.

         8.4 Consents. Seller shall have been furnished with all the material written consents, approvals, and authorizations, and all the filings, required as a condition to their consummation of the transactions contemplated by this Agreement.

         8.5 Ancillary Agreements. The Ancillary Agreements to be entered into by Purchaser shall be executed and delivered by Purchaser.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         9.1 Survival of Representations. All representations and warranties made by any Party in or pursuant to this Agreement shall survive for a period of 18 months after the Closing Date, except that (a) the representations and warranties in Section 4.20 (Environmental Matters) shall survive for a period of three years and (b) the representation and warranties in the first and second sentences of Section 4.3 (Ownership of the Business) shall survive after the Closing Date without limitation (to the extent permitted by law). Purchaser may rely on the representations and warranties of Seller, and vice versa, notwithstanding any investigation or audit by the relying Party before, at, or after the Closing or the decision of the relying Party to effect the Closing.

         9.2      General Indemnities.

                  (a) Subject to the terms and conditions of this Article IX, Seller shall indemnify, defend, and hold harmless Purchaser, and any of its officers and directors, from and against all Damages that may be asserted against, resulting to, imposed upon, or incurred by any such Person by reason of, relating to, or resulting from: (i) a breach of any representation, warranty, covenant, or agreement of Seller made in or pursuant to this Agreement; (ii) any Environmental Claim with respect to the Assets or the operations of the Business that accrued prior to the Closing; (iii) the inability of Purchaser to obtain any necessary certificate of occupancy with respect to the real property upon which any of the Assets are located; (iv) the violation by Seller prior to the Closing of any applicable zoning or building regulation, ordinance or other law, order, regulation, or requirement relating to the real property upon which any of the Assets are located; or (v) the failure of Seller to pay any Tax for which it bears liability under
         Section 6.5.

                  (b) Subject to the terms and conditions of this Article IX, Purchaser shall indemnify, defend, and hold harmless Seller and any of its officers and directors, from and against all Damages that may be asserted against, resulting to, imposed upon, or incurred by any such Person by reason of, relating to, or resulting from (i) a breach of any representation, warranty, covenant, or agreement of Purchaser made in or pursuant to this Agreement; (ii) the violation of any of the Environmental Laws by Purchaser subsequent to the Closing in connection with the Business, including but not limited to Damages resulting from violations of any such law by Purchaser with respect to the use of, or activities conducted on or from, any such real property by Purchaser, including the use by Purchaser of underground storage tanks thereunder, subsequent to the Closing, but, in cases where such violations are caused by a release of a Regulated Substance, or a release itself is a violation, only to the extent such Damages are attributable to an

         Identifiable Event, (iii) an Identifiable Event; or (iv) the failure of Purchaser to pay any Tax for which it bears liability under Section 6.5.

                  (c) The indemnity provided for in this Section 9.2 shall in no event exceed the aggregate amount of the Purchase Consideration.

                  (d) Neither Party shall be liable for indemnification claims under this Section 9.2 until the aggregate amount of indemnification claims hereunder exceeds Seventy Five Thousand Dollars ($75,000.00), but upon reaching such amount, the indemnifying Party shall be liable for all indemnification claims in excess of such amount; provided, however, that the provisions of this Section 9.2(d) shall not apply to
         (i) Seller's indemnities under Section 9.2(a)(v), and (ii) the breach of any covenant or agreement contained in this Agreement.

         9.3 Conditions of Indemnification. The obligations of Seller or Purchaser, as the case may be (the "indemnifying Party") to other Persons (the "Party to be indemnified") with respect to any claim or demand for indemnification shall be subject to the following terms and conditions:

                  (a) The Party to be indemnified shall promptly give notice to the indemnifying Party of any claim, whether between the Parties or brought by a third party, specifying both the basis for and the amount of such claim, to the extent specified or otherwise known. If the claim or demand for indemnification relates to a claim, action, suit, or proceeding asserted or filed by a Third Party against the Party to be indemnified (a "Third-Party Claim"), then such notice shall be given by the Party to be indemnified within twenty (20) days of receipt thereof (or such earlier time as might be required to avoid prejudicing the indemnifying Party's position). The failure of the Party to be indemnified to give such notice shall not relieve the indemnifying Party of its obligations hereunder, except to the extent the indemnifying Party is actually prejudiced thereby.

                  (b) Following receipt of notice from the Party to be indemnified of a claim or demand for indemnification, the indemnifying Party shall have twenty (20) days to make such investigation of the claim or demand as the indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Party to be indemnified agrees to make available to the indemnifying Party (or its authorized representatives) the information relied upon by the Party to be indemnified to substantiate the claim or demand. If the Party to be indemnified and the indemnifying Party agree at or before the expiration of such twenty (20) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim or demand, then the indemnifying Party shall immediately pay to the Party to be indemnified the full amount of the claim or demand to the extent that such Party to be indemnified is entitled to indemnification pursuant to this Section 9.3. If the Party to be indemnified and the indemnifying Party do not agree within such period (or any mutually agreed upon extension thereof), then the Party to be indemnified may pursue or exercise any remedies or rights available to it.

                  (c) After receipt of notice of commencement of any Third-Party Claim evidenced by service of process or other legal pleading, or with reasonable promptness after any other assertion in writing of any Third-Party Claim, the Party to be indemnified shall give the indemnifying Party written notice thereof together with a copy of such claim, process, or other legal pleading within the period set forth in the second sentence of Section 9.3 (a). The failure of a Party to be indemnified to give the indemnifying Party such notice shall not relieve the indemnifying Party of its obligations under Section 9.3 except to the extent the indemnifying Party is actually prejudiced thereby. The indemnifying Party shall have the right to undertake the defense, compromise, or settlement of the Third-Party Claim, by representatives of its own choosing and at its own expense so long as the indemnifying Party agrees to assume and conduct, and diligently conducts, such defense (or, if applicable, compromise or settlement). In such event the Party to be indemnified may participate in the defense, compromise, or settlement with counsel of its own choice and at its own expense.

                  (d) If the indemnifying Party, by the thirtieth (30th) day after receipt of notice of any such claim (or, if earlier, by the tenth
         (10th) day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the plaintiff), does not elect to defend such Third-Party Claim, then the Party to be indemnified shall have the right (upon further notice to the indemnifying Party) to retain counsel and undertake the defense, compromise, or settlement of such Third-Party Claim on behalf of, and for the account and risk of, the indemnifying Party and at the indemnifying Party's expense, subject to the right of the indemnifying Party to participate, with its own counsel and at its own expense, in the defense, settlement, or compromise. If the Party to be indemnified and the indemnifying Party agree at or before the expiration of the period set forth in this Section 9.3(d) (or any mutually agreed upon extension thereof) to the validity and amount of such Third-Party Claim, then the indemnifying Party shall immediately pay to the Party to be indemnified the amount so agreed.

                  (e) If there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying Party and the Party to be indemnified in defending, compromising, or settling a Third-Party Claim, the indemnifying Party shall be responsible for paying for separate counsel for the Party to be indemnified. In such event, however, if there is more than one Party to be indemnified, the indemnifying Party shall not be responsible for paying for more than one separate counsel (which may be a firm of attorneys) to represent the Parties to be indemnified, regardless of the number of Parties to be indemnified.

                  (f) The indemnifying Party may compromise, settle, or resolve any Third-Party Claim without the consent of the Party to be indemnified if such compromise, settlement, or resolution involves only the payment of money by the indemnifying Party (whether on its own behalf or on behalf of the Party to be indemnified) and the claimant provides to the Party to be indemnified a release from all Liability in respect of such claim. Otherwise, the indemnifying Party may not compromise, settle, or resolve the claim without the prior written consent of the Party to be indemnified, which consent may not be unreasonably withheld.

                  (g) The Party to be indemnified and the indemnifying Party must cooperate with all reasonable requests of the other in the defense of any Third-Party Claim.

                  (h) Notwithstanding anything to the contrary in this Section 9.3, with respect to an obligation of Seller to indemnify Purchaser pursuant to Section 9.2(a) above with respect to any Environmental Claim that requires any removal, remediation, response, clean up or other corrective action ("Remediation"), Seller may elect to implement and complete such Remediation. If Seller elects to conduct the
         Remediation:

                    (i) Seller, in good faith, will coordinate the schedule of the Remediation with Purchaser so that disruptions of Purchaser's operations will be minimized;

                    (ii) Seller  will  obtain  the  prior  written  approval  of
                         Purchaser, which approval will not be unreasonably withheld, for any consultant or contractor retained by Seller to investigate, design or implement the Remediation;

                    (iii)Seller will conduct the  Remediation in compliance with all applicable federal, state and local laws and regulations and as directed by the appropriate Governmental Body; and

                    (iv) Seller will not agree to or select any Remediation that imposes any material obligation on Purchaser, including, without limitation, the obligation to sign manifests or obtain permits, without the prior written consent of the Purchaser, which consent shall not be reasonably withheld.

                    (v) During the period in which Seller is conduction a Remediation pursuant to this Section 9.3(c), Purchaser shall provide Seller and its consultants and contractors reasonable access to the affected property for the purpose of conducting activities related to the Remediation, including where necessary the use of heavy equipment. Any such access shall be subject to reasonable restrictions imposed by Purchaser, including, without limitation, restrictions related to worker safety. Seller shall expeditiously remove from the property all drill cuttings, soil, debris or liquids generated from or in connection with the Remediation and shall restore the property and any existing structures or equipment removed or damaged in the course of the Remediation to a condition substantially the same as the condition that existed immediately prior to the Remediation. Seller or their consultants and contractors shall provide Purchaser at least five (5) business days' notice of the activities to be conducted on the property, which notice may be in the form of a schedule of activities.

                    (vi) Seller and Purchaser agree that any  Remediation  shall meet all requirements of the Governmental Body or Bodies directing the Remediation and shall not materially impede or increase the cost of Purchaser's business operations on the affected property. Purchaser acknowledges that the Remediation may be a "risk-based" Remediation pursuant to, and consistent with applicable federal, state and local laws and regulations, which may require the establishment of certain restrictions or conditions affecting the property on which the Remediation is being conducted. Purchaser agrees not to object to any such "risk-based" Remediation unless Purchaser's agreement will, in the good faith judgment of Purchaser, expose Purchaser to liability to third parties.

                    (vii)Seller   shall   not  take  any   action  or  make  any
                         communication which has a material effect on the resolution or outcome of any Environmental Claim which could lead to the filing of an Environmental Claim against Purchaser, without providing at least five (5) business days advance notice (unless otherwise required by law) to Purchaser. Any material breach of this obligation shall relieve Purchaser of Liabilities under this Agreement with respect to the applicable Environmental Claim to the extent Purchaser has been prejudiced by the lack of timely and adequate notice. This notification requirement shall not apply to communications which are part of or relate to a judicial or administrative proceeding in which the Parties are litigating claims against each other.

         9.4      Determination of Damages; Survival of Obligations.

                    (a) In no event shall the acceptance by the Party to be indemnified of any money or other tangible properties as partial compensation or indemnification from any source for the amount of its Damages prevent the Party to be indemnified from seeking compensation or indemnification from any source for the rest of the entire amount of its or his Damages.

                    (b) An indemnifying Party's indemnification obligations shall continue as to any claim or demand therefor made within any applicable survival period even though Damages are not imposed or incurred until after the survival period.

                    (c) The indemnifying Party's indemnification obligations shall survive indefinitely, to the extent permitted by applicable law, with respect to the following matters:
                         (i) a breach of any covenant or agreement made in Sections 6.1(c), 6.2 or 6.3 of this Agreement; (ii) the matters indemnified in Sections 9.2(a)(v) and 9.2(b)(iv) of this Agreement; (iii) with respect to Seller, the matters indemnified in Section 9.2(a)(ii) of this Agreement; and (iv) with respect to Purchaser, the matters indemnified in Section 9.2(b)(ii) and (iii) of this Agreement.

         9.5 Exclusivity of Remedies. The remedies provided in this Article IX are exclusive of any other rights or remedies available to a Party or other Person; provided, however, that with respect to a breach of any covenant or agreement contained in this Agreement, the remedies provided in this Article IX are in addition to, and not exclusive of, any other rights or remedies available to a Party or other Person and, provided further, that a Party shall be permitted to join the other Party as a party to any action initiated by a third party, if the subject matter of such action is subject to indemnification by such other Party under this Agreement.

                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by Seller, if the conditions set forth in Article VIII shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been waived by Seller, or cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser, on or before September 30, 2000;

                  (b) by Purchaser, if the conditions set forth in Article VII shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been waived by Purchaser, or cured or eliminated (or by its nature cannot be cured or eliminated) by Seller, on or before September 30, 2000;

                  (c) by Seller, if there has been a material breach by Purchaser of any of its covenants or agreements made in this Agreement, or if Purchaser has made any material misrepresentation in this Agreement (unless such event has been caused by the breach of this Agreement by the Party seeking such termination);

                  (d) by Purchaser, if there has been a material breach by Seller of any of its covenants or agreements made in this Agreement, or if Seller has made any material misrepresentation in this Agreement (unless such event has been caused by the breach of this Agreement by the Party seeking such termination); or

                  (e) by the written agreement of the Parties.

         10.2 Effect of Termination. Upon the termination of this Agreement, this Agreement shall become void and of no further effect, and no Party hereto shall have any Liability to the other Party or its directors or officers in respect thereof, except that (i) nothing herein shall relieve either Party from Liability for any breach hereof, and each Party shall be entitled to any remedies in this Agreement, at law or in equity, or otherwise for such breach, and (ii) this Section 10.2 and Sections 6.5, 6.11, 9.2 through 9.5 and Article XI, and any other Section necessary for a Party to avail itself of its remedies upon another Party's breach, shall remain in full force and effect and survive any termination of this Agreement.

         10.3 Return of Disclosed Information. In the event that this Agreement is terminated for any reason, each Party shall promptly redeliver to the other Party all Disclosed Information (including all documents and copies made thereof) received from or relating to the disclosing Party in connection with the transactions contemplated by this Agreement, and no Party shall retain any copies, extracts or other reproductions, in whole or in part, of such Disclosed Information; provided, however, that with respect to any analyses, studies, reports, or internal documents created by or prepared by a Party or its legal counsel, accountants, representatives or financial institutions which contain Disclosed Information, the Party which created such analyses, studies, reports, or internal documents, as applicable, shall have the right to destroy such documents, as long as such Party provides a written certification attesting to compliance with the terms of this Section 10.3.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.2 Notices. All notices, claims, demands, and other communications required or permitted to be given under this Agreement shall be in writing and
(a) delivered  personally or by courier, (b) transmitted by confirmed facsimile,
(c) or sent by registered or certified mail, postage prepaid, as follows:

If to Seller:

         Pennzoil-Quaker State Company
         Pennzoil Place, 27th Floor
         P.O. Box 2967
         Houston, Texas 77252-2967
         Attention: George Thoreson
         Facsimile: 713/546-6314

with a copy to:

         Baker Botts L.L.P.
         3000 One Shell Plaza
         910 Louisiana
         Houston, Texas 77002-4995
         Attention: Felix P. Phillips, Esq.
         Facsimile: 713/229-7858

If to Purchaser:

         Probex Corp.
         One Galleria Tower, Suite 1200
         13355 Noel Road
         Dallas, Texas 75240
         Attention:  Bruce H. Hall, Chief Financial Officer
         Facsimile:   972/466-1556
with a copy to:

         Hallett & Perrin, P.C.
         717 N. Harwood
         Suite 1400
         Dallas, TX 75201
         Attention: Timothy R. Vaughan, Esq.
         Facsimile:   214/922-4193

or such other address or addresses as either Party shall have designated by notice to the other Party in accordance with this Section 11.2. All such notices, claims, demands, and other communications shall be deemed given, effective, and received on the date of such delivery or transmission or on the earlier of receipt and the third Business Day after any such mailing.

         11.3 Risk of Loss. The risk of loss with respect to the Assets shall be Seller's until the Closing and Purchaser's after the Closing. The risk of loss with respect to the Excluded Assets shall remain with Seller.

         11.4 Waivers. Seller and Purchaser may, by written notice to the other,
(a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of any other Person contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions to be complied with by the other contained in this Agreement; or (d) waive performance of any of the obligations of any other Person under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of Seller or Purchaser, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants, or agreements contained in this Agreement. The waiver by Seller or Purchaser of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.5 Amendments. This Agreement may be amended or supplemented by such additional agreements, schedules, or documents as may be determined by all the Parties to be necessary or desirable. Any such amendment or supplement must be in writing and signed by all the Parties.

         11.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Texas, without regard to any conflict-of-law rules that would apply any other law.

         11.7 Assignability. Neither this Agreement nor either of the Party's respective rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, and any purported assignment without consent shall be void.

         11.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         11.9 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         11.10 Knowledge. For purposes of this Agreement (other than Section 4.11):

                  (a) a Person shall be deemed to have "knowledge" of a parti-cular fact or other matter if such Person is actually aware of such fact or other matter;

                  (b) a Person that is a corporation shall be deemed to have "knowledge" of a particular fact or matter if any of its officers or directors has "knowledge" thereof under Section 11.10(a); and

                  (c) Seller shall be deemed to have "knowledge" of a particular fact or matter if George Thoreson, Michael Masura or Arthur Cotman has "knowledge" thereof under Section 11.10(a).

         11.11 Entire Agreement. This Agreement and its Annexes and Schedules, including the Ancillary Agreements and the documents executed at the Closing in connection herewith, constitute the entire agreement, and supersede all prior agreements and understandings (oral and written), between or among the Parties with respect to the subject matter hereof. No representation, warranty, promise, inducement, or statement of intention has been made by either Party which is not expressed in this Agreement or such other documents, and neither Seller nor Purchaser shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement, or statement of intention not expressed herein or therein.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first above written.

PURCHASER:                           PROBEX CORP.



                                     By: /s/ Charles M. Rampacek
                                        ----------------------------------------
                                        Printed Name:  Charles M. Rampacek
                                        Title:  President and CEO

SELLER:                              PENNZOIL-QUAKER STATE COMPANY



                                      By:_______________________________________
                                         Printed Name:__________________________
                                         Title:_________________________________

                                     ANNEX I

                                     ASSETS



                            [Intentionally Omitted]

                                    ANNEX II

                          SELLER'S DISCLOSURE SCHEDULE


                            [Intentionally Omitted]

                                    ANNEX III

                         PURCHASER'S DISCLOSURE SCHEDULE


                            [Intentionally Omitted]